Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-06378, 333-103888, 333-108149, 333-129640, 333-129733, 333-152662, 333-157729, 333-185886, 333-185887, 333-185889, 333-185890, 333-208658, 333-208660, 333-208661 and 333-232174 on Form S-8 of our reports dated 29 April 2021, relating to the consolidated financial statements of WPP plc and the effectiveness of WPP plc’s internal control over financial reporting appearing in this Annual Report on Form 20-F for the year ended 31 December 2020.

/s/ Deloitte LLP

London, United Kingdom

29 April 2021